UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 17, 2014 (October 15, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 15, 2014, Caesars Entertainment Operating Company, Inc. (“CEOC”), a majority-owned subsidiary of Caesars Entertainment Corporation (“CEC”), received a Notice of Default (the “Notice”) from holders (the “Noteholders”) purporting to own at least 30% in principal amount of CEOC’s outstanding second-priority senior secured notes (the “Notes”) issued under the Indenture, dated December 24, 2008 (the “Indenture”), by and among CEOC, CEC and Wilmington Savings Fund Society, FSB (the “Trustee”), as successor trustee to U.S. Bank National Association. CEOC is party to a Collateral Agreement dated as of December 24, 2008 (the “Second Lien Collateral Agreement”) by and among CEOC, the subsidiary parties party thereto (together with CEOC, the “Pledgors”) and Wilmington Savings Fund Society, FSB (in such capacity, the “Second Lien Collateral Agent”), as successor collateral agent to U.S. Bank National Association. The Noteholders’ claims in the Notice are substantially similar to the claims made by the noteholders and the trustee of CEOC’s second-priority senior secured notes issued under the Indenture, dated April 15, 2009, by and among CEOC, CEC and Wilmington Savings Fund Society, FSB, as successor trustee, as previously disclosed in CEC’s and CEOC’s Current Reports on Form 8-K dated June 6, 2014 and October 7, 2014 (such prior claims, the “Prior Second Lien Claims”).

The Notice alleges that the following defaults (the “Specified Defaults”) have occurred and are continuing under the Indenture: (i) the transactions (the “May Transactions”) consummated by CEOC and certain of its subsidiaries pursuant to the Transaction Agreement, dated as of March 1, 2014, among CEC, CEOC, certain of CEOC’s subsidiaries, Caesars Acquisition Company and Caesars Growth Partners LLC (“Caesars Growth Partners”) and the transactions (the “Services Transactions”) consummated pursuant to the Omnibus License and Enterprise Services Agreement, dated as of May 20, 2014, by and among Caesars Enterprise Services, LLC, CEOC, Caesars Entertainment Resort Properties LLC, Caesars Growth Partners, Caesars Licensing Company, LLC and Caesars World, Inc., in each case, violated the asset sales and affiliate transactions covenants under the Indenture because, among other things, (a) the consideration received by CEOC and its subsidiaries was not at least equal to the fair market value of the assets transferred and CEOC could not in good faith have determined otherwise, (b) in the case of the May Transactions, any transfers of assets by restricted subsidiaries to unrestricted subsidiaries did not constitute permitted investments (as such transfers are allegedly not “investments” within the meaning of that term) under the Indenture and (c) the transactions were on terms that were materially less favorable to CEOC and the relevant restricted subsidiaries than those that could have been obtained in a comparable transaction by CEOC or such restricted subsidiaries with unrelated persons (clauses (a), (b) and (c) collectively, the “Asset Sales and Services Transactions”); (ii) the transactions (the “Intercompany Transactions”), including any transfers made in calendar years 2012, 2013 and 2014, consummated pursuant to (x) the Amended and Restated Credit Agreement, dated as of November 14, 2012, among CEOC, as borrower, and CEC, as lender, and (y) the Global Intercompany Note, dated as of January 28, 2008, among CEOC and certain affiliate parties thereto violated the affiliate transactions covenant in the Indenture because, among other things, such transactions were on terms that were materially less favorable to CEOC than those that could have been obtained in a comparable transaction by CEOC with unrelated persons; (iii) the transactions consummated pursuant to the Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among Caesars Operating Escrow, LLC, CEC, the Incremental Lenders party thereto, Bank of America, N.A. and Credit Suisse AG, Cayman Islands Branch and the Amendment Agreement, dated as of July 25, 2014, among CEC, CEOC, Bank of America, N.A., Credit Suisse AG, Cayman Islands Branch and the lenders party thereto violated the lien incurrence covenant in the Indenture; (iv) the transactions consummated pursuant to the Note Purchase and Support Agreement among CEOC, CEC and certain holders of CEOC’s 6.50% senior notes due 2016 and 5.75% senior notes due 2017 violated the restricted payments covenant in the Indenture (clauses (iii) and (iv) the “Alleged Financing Defaults”); (v) in violation of the Indenture, CEC denied and/or disaffirmed its obligations under the Indenture and/or its guarantee of the Notes by stating in its Current Report on Form 8-K dated May 6, 2014 that upon the sale of CEOC’s common stock to certain investors, CEC’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released (the “Alleged Guarantee Default”) and such default has continued for 10 days; (vi) CEOC and other Pledgors failed to comply with the collateral release provisions in the Second Lien Collateral Agreement because the release of collateral by the Pledgors in connection with the Asset Sales and

Services Transactions and the Intercompany Transactions were not permitted by the terms of the Indenture (the foregoing alleged defaults, the “Alleged Transaction Defaults”) and (vii) CEOC and other Pledgors failed to comply with the Second Lien Collateral Agreement because the Pledgors failed to grant to the Second Lien Collateral Agent a security interest in the alleged commercial tort claims that are substantially identified on Exhibit A to the Amended and Restated Waiver Agreement dated as of August 12, 2014 that was filed as Exhibit 10.1 to CEOC’s Current Report on Form 8-K dated September 19, 2014 (the “Alleged Commercial Tort Claims Default”).

The Noteholders demand that the Specified Defaults be remedied, other than the Alleged Guarantee Default, which the Noteholders claim is an event of default and cannot be remedied. The Notice claims that to the extent the defaults are not remedied within 60 days following the date of the Notice, such defaults will become events of default under the Indenture (other than with respect to the Alleged Guarantee Default, which the Noteholders claim is already an event of default).

There is approximately $1.0 billion of Notes outstanding under the Indenture. Under certain circumstances, the holders of at least 30% in principal amount of outstanding Notes may accelerate CEOC’s obligations under the Notes upon an actual event of default under the Indenture and may, after providing the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense, request the Trustee to pursue remedies, which are subject to the terms of the agreements governing the Notes, including applicable intercreditor agreements.

If there were an actual event of default under the Indenture, it would constitute an event of default under CEOC’s senior secured credit facilities. In addition, if CEOC’s obligations with respect to the Notes are accelerated, it could trigger events of default under CEOC’s other secured and unsecured notes. These consequences could have a material adverse effect on CEC’s and CEOC’s business, financial condition, results of operations and prospects.

With respect to the Alleged Transaction Defaults, as is the case with respect to the Prior Second Lien Claims, CEOC does not believe that a default or an event of default has occurred under the Indenture and, furthermore, CEOC believes that such claims are meritless.

With respect to the Alleged Commercial Tort Claim Default, CEOC is in the process of reviewing the Notice and intends to take required action, if any, within the sixty day period after delivery of the Notice to the extent required to avoid any event of default under the Indenture.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEOC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: October 17, 2014	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary